Exhibit 4.22

Execution Copy

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN

IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM

THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND

(ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

mRNA RiboTherapeutics, Inc.

Second Amendment to Patent Sublicense Agreement

This is the Second Amendment ("Second Amendment") to the Patent Sublicense Agreement which became effective on July 19, 2017, as amended in the First Amendment which became effective on February 10, 2020 (together, the “Agreement”) by and between mRNA RiboTherapeutics, Inc., a Wisconsin company (“mRNA RiboTherapeutics”) and BioNTech RNA Pharmaceuticals GmbH, a German corporation (“Company”). This Second Amendment is effective as of August 1, 2020 ("Second Amendment Effective Date"). mRNA RiboTherapeutics and Company may herein each be referred to as a "Party" or collectively as the "Parties".

WHEREAS, The Trustees of the University of Pennsylvania (“Penn”) is the ultimate recipient of amounts of money that are payable by Company under the terms of the Agreement after the Second Amendment Effective Date; and

WHEREAS, the Parties wish to amend the Agreement in order to assure more timely payment and less risk of loss for said certain amounts of money that are payable to Penn by mRNA RiboTherapeutics from Company’s payments to mRNA RiboTherapeutics under the terms of the Agreement; and

WHEREAS, unless otherwise defined herein, capitalized terms will have the definitions given them in the Agreement.

NOW, THEREFORE, in consideration of the mutual obligations contained in the Agreement and in this Second Amendment, and intending to be legally bound, the Parties agree as follows:

1)

From and after the Second Amendment Effective Date, all payments owed by Company to mRNA RiboTherapeutics under the Agreement shall be owed and paid directly to Penn, including but not limited to payments under sections [***].

2)	All references to payments to mRNA RiboTherapeutics are understood to mean payments to Penn.

3)

All information, and reports concerning payments, including inventories, required under the Agreement shall be sent to both mRNA RiboTherapeutics and Penn, including under sections [***]. Such information shall be delivered to Penn at pcifin@upenn.edu with paper copies to:

Penn Center for Innovation
University of Pennsylvania
3600 Civic Center Boulevard, Floor 9
Philadelphia, PA 19104
Attention: PCI Finance

4)	Penn is a third-party beneficiary of the Agreement.

5)	Under Section 6.3 termination, a failure to pay Penn is a failure to pay mRNA RiboTherapeutics.

6)	Under Section 6.7, the obligations to pay Penn shall survive termination of the Agreement for any reason.

7)

All amounts payable by Company to Penn pursuant to this Second Amendment   shall be in U.S. Dollars and shall be subject to the same instructions, terms, conditions and deadlines for payment as stated with respect to payments to      mRNA RiboTherapeutics in the Agreement, except that all such payments to      Penn shall be paid to “The Trustees of the University of Pennsylvania” as follows:

By ACH/Wire:	By Check (lockbox):
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Payment should include the necessary amount to cover any bank charges incurred.

8)

The Agreement, together with this Second Amendment, constitute the entire agreement between the Parties.  All other terms and provisions of the Agreement, except as expressly amended by this Second Amendment, remain in full force and effect.

9)	This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original and together shall be deemed one and the same instrument.

10)	Each Party’s respective Notice Address, as provided under Section 15.6 of the Agreement is hereby updated and replaced by the Notice Address listed on the signature page of this Second Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this Second Amendment to be executed by their duly authorized representatives.

mRNA RIBOTHERAPEUTICS, Inc.

By:	/s/ Gary A. Dahl, Ph.D.	Notices to:	mRNA RiboTherapeutics, Inc.
Name:	Gary A. Dahl, Ph.D.		726 Post Road
Title:	President and CEO		Madison, WI 53713 USA
Attn: President

BioNTech RNA Pharmaceuticals GmbH

By:	/s/ Dr. Sierk Poetting	Notices to:	BioNTech RNA Pharmaceuticals GmbH
Name:	Dr. Sierk Poetting		An der Goldgrube 12
Title:	Managing Director		55131 Mainz, Germany
Attn: Dr. Sierk Poetting

4